Exhibit 99.1
News Release
news release

FOR IMMEDIATE RELEASE	NOVEMBER 6, 2006
SYKES ENTERPRISES, INCORPORATED REPORTS THIRD
QUARTER 2006 FINANCIAL RESULTS
Growth within Americas and
better-than-expected growth within EMEA drove third-quarter results
TAMPA, FL — November 6, 2006 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today financial results for the third quarter of 2006, the highlights of which are as follows:

	Third Quarter		Third Quarter
(In millions, except per share data)	2006		2005
Revenues	$149.3		$122.6
Income from Operations	$21.8	(a)	$6.4
Net Income	$16.5		$6.9
EPS	$0.41	(b)	$0.17
(a)	Income from operations for the third quarter of 2006 included a pre-tax gain of approximately $13.9 million related to the sale of four previously-leased U.S. customer contact management centers and a $2 million charitable contribution.
(b)	Earnings per share for the third quarter of 2006 included a net after-tax gain of approximately $0.18 per share related to the sale of four previously-leased U.S. customer contact management centers and the charitable contribution, as well as a $0.01 per share contribution from the Apex acquisition in Argentina.
•	Growth in call volumes within the Americas region drove a year-over-year increase in total revenues of 21.8%, or 15.6% excluding the Argentina acquisition completed in July 2006

•	A combination of better-than-expected call volume levels and favorable foreign currency drove EMEA revenues, up 9.0% year-over-year and 4.1% sequentially, amid a generally soft seasonal third-quarter due to the European holidays

•	Total seats increased by approximately 3,700, while year-over-year worldwide seat capacity utilization rate increased to 84% from 81%; excluding the 2,200 seats from the Argentina acquisition, year-over-year worldwide seat capacity utilization rate increased to 83% from 81%

Operating Performance by Segment
Americas
Revenues generated from the Company’s clients in the Americas segment, including operations in North America and offshore (Latin America and the Asia Pacific region), totaled $103.2 million, or 69.1% of total revenues, for the third quarter of 2006. This compared to revenues of $80.3 million, or 65.5% of total revenues, for the prior year period. The Argentina acquisition contributed approximately $7.6 million in revenues in the third quarter of 2006. The comparable revenue increase of 28.5%, 19.1% excluding the acquisition, reflects acceleration in call volumes, particularly offshore, from existing and new client programs within the communication, financial services and healthcare verticals. Approximately 58% of the Americas third quarter 2006 revenues, 54% excluding the acquisition, was generated from services provided offshore compared to approximately 51% in the prior year quarter, reflecting growth in call volumes offshore.
On a sequential basis, the Americas’ revenues rose 13.5%, 5.1% excluding the acquisition, to $103.2 million compared to $90.9 million in the second quarter of 2006. The growth was largely attributable to the factors mentioned in the preceding paragraph.
The Americas operating margin before corporate G&A expenses and impairment of long-lived assets for the third quarter of 2006 was 28.5% versus 16.4% in the comparable quarter last year. The comparable margin increase in the third quarter of 2006 included a pre-tax gain of approximately $13.9 million, or 13.4% of the Americas revenues, on the sale of four previously-leased U.S. customer contact management centers. Excluding the gain on sale, the Americas operating margin decreased to 15.1% due to expenses associated with offshore seat additions and on-going ramp of client programs in the third quarter of 2006, which are expected to continue through the balance of the year.
On a sequential basis, the operating margin increased to 28.5%, including the $13.9 million pre-tax gain, from 14.7% in the second quarter of 2006. Excluding the gain, the sequential operating margin increased 40 basis points, due to higher volumes and lower expenses, as the Company benefited from better capacity utilization following new ramp-ups.
EMEA
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 9.0% to $46.1 million, representing 30.9% of SYKES’ total revenues for the third quarter of 2006 compared to $42.3 million, or 34.5%, in the prior year’s third quarter. The $3.8 million year-over-year increase in EMEA revenues was split between a stronger Euro amounting to a $2.0 million benefit and improvements in client call volumes amounting to $1.8 million in revenue growth. The improvements in call volumes were primarily driven by existing clients within the technology and communications verticals, coupled with a ramp up of some new programs by new clients.
Sequentially, EMEA revenues increased $1.8 million, or 4.1%, to $46.1 million compared to $44.3 million in the second quarter of 2006. Approximately $1.2 million of the sequential revenue increase was due to an improvement in client call volumes, while the remaining $0.6 million was due to a stronger Euro.
The operating margin for EMEA before corporate G&A expenses and impairment of long-lived assets for the third quarter of 2006 was 7.0% compared to 5.5% in the prior year period. The year-over-year margin increase was due to volume-driven revenue increases and lower expenses, principally depreciation.
Sequentially, the EMEA operating margin increased to 7.0% from 2.9%, due in part to the roll-off of severance expenses related to the previously discussed contract expiration of a customer contact management program with a technology client.

Corporate Costs and Impairment of Long-Lived Assets
Corporate costs totaled approximately $10.8 million in the third quarter of 2006, an increase of approximately $2.3 million from $8.5 million in the prior year period. The increase was largely due to a donation of $2.0 million to the Community Foundation of Tampa Bay as previously announced.
The Company recorded an impairment charge of approximately $0.1 million for property and equipment no longer used in one of its Philippine facilities.
Other Income and Taxes
Other income for the third quarter of 2006 remained unchanged year-over-year at approximately $1.3 million. During the quarter, the Company had a tax rate of 28.6% versus 10.6% in the same period last year. The increase in the tax rate was due to a combination of customer contact management center sales in the third quarter taxed at the U.S. statutory tax rate and a shift in the geographic mix of earnings to higher tax rate jurisdictions.
Liquidity and Capital Resources
The Company’s balance sheet at September 30, 2006 remained strong with cash and cash equivalents of $150.7 million and no outstanding debt. Approximately $107.5 million of the Company’s September 30th cash balance was held in international operations. At September 30, 2006, the Company also had $50 million of capacity available under its credit facility. For the three-months ended September 30, 2006, the Company generated approximately $11.9 million in cash flow from operations.
Business Outlook
The Company’s fourth-quarter 2006 business outlook is based on the continuation of generally positive trends reported in the third quarter. Within the Americas region, the Company remains on track to ramp up existing and new client programs in the communications, financial services and healthcare verticals. The growth in the healthcare vertical, however, is being slightly tempered due to a nurse shortage in the Company’s Telehealth program in Canada, which is negatively impacting revenues and margins. Meanwhile, the weakening dollar against the Philippines Peso, the effects of which have been manageable thus far, is also tempering margin expansion, as the Company now derives almost a quarter of its total revenues from the Philippines and typically invoices U.S. customers served from the Philippines in U.S. dollars.
As for the EMEA region, it is anticipated to build on its incrementally positive performance delivered in the third quarter. This performance is expected to be driven by growth within new and existing client programs across the communications and technology verticals. While volume growth in the EMEA region remains mixed, recent data points are encouraging.
For the fourth quarter of 2006, the Company is forecasting a tax rate in the range of a 5% benefit to a 5% provision related to losses in jurisdictions for which a tax benefit can be derived, offsetting tax provisions in jurisdictions where the Company is profitable.
Considering the above factors, the Company anticipates the following financial results for the three months ended December 31, 2006:
•	Revenues in the range of $151 million to $156 million

•	Tax rate in the range of a 5% benefit to a 5% provision

•	EPS in the range of $0.19 to $0.22 per diluted share

•	Capital expenditures in the range of $5 million to $7 million

As previously reported, for the twelve months ended December 31, 2006, the Company anticipates the following financial results:
•	Revenues in the range of $567 million to $572 million

•	Tax rate provision in the range of 10% to 20%

•	EPS in the range of $1.04 to $1.07 per diluted share

•	Capital expenditures in the range of $16 million to $18 million
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, November 7, 2006 at 10:00 a.m. Eastern Standard Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the Investors section of SYKES’ website at www.sykes.com under the heading “Investors — Press Releases.”
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific Rim) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the ability to successfully integrate Apex’s operations and employees, (ii) the ability to deliver on Apex’s potential earnings per share accretion, (iii) the ability to deliver on the future financial and operating performance of the combined company, (iv) the timing of significant orders for SYKES’ products and services, (v) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (vi) changes in applicable accounting principles or interpretations of such principles, (vii) difficulties or delays in implementing SYKES’ bundled service offerings, (viii) failure to achieve sales, marketing and other objectives, (ix) construction delays of new or expansion of existing customer support centers, (x) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xi) rapid technological change, (xii) loss or addition of significant clients, (xiii) risks inherent in conducting business abroad, (xiv) currency fluctuations, (xv) fluctuations in business conditions and the economy, (xvi) SYKES’ ability to attract and retain key management personnel, (xvii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits, (xxii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer contact management center operations due to such factors as fire and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the early termination of contracts by clients; and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2006	2005
Revenues	$149,287	$122,596
Direct salaries and related costs	(94,016)	(75,247)
General and administrative	(47,281)	(40,387)
Gain on disposal of property & equipment, net	13,870	47
Impairment of long-lived assets	(63)	(605)

Income from operations	21,797	6,404
Other income, net	1,331	1,278

Income before Provision for income taxes	23,128	7,682
Provision for income taxes	(6,614)	(812)

Net income	$16,514	$6,870

Net income per basic share	$0.41	$0.17
Shares outstanding, basic	40,181	39,291

Net income per diluted share	$0.41	$0.17
Shares outstanding, diluted	40,497	39,566

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2006	2005
Revenues	$415,595	$366,162
Direct salaries and related costs	(263,410)	(228,702)
General and administrative	(130,609)	(121,646)
Gain on disposal of property & equipment, net	13,856	1,743
Impairment of long-lived assets	(445)	(605)
Reversal of restructuring & other charges	—	314

Income from operations	34,987	17,266
Other income	5,577	2,161

Income before Provision for income taxes	40,564	19,427
Provision for income taxes	(6,380)	(4,615)

Net income	$34,184	$14,812

Net income per basic share	$0.86	$0.38
Shares outstanding, basic	39,744	39,242

Net income per diluted share	$0.85	$.38
Shares outstanding, diluted	40,113	39,425

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2006	2005
Revenues:
Americas	$103,184	$80,310
EMEA	46,103	42,286

Total	$149,287	$122,596

Operating Income:
Americas	$29,457	$13,174
EMEA	3,217	2,338

Operating income before reversal of restructuring & other charges, impairment of long-lived assets and corporate G&A	32,674	15,512
Corporate G&A expenses	(10,814)	(8,503)
Impairment of long-lived assets	(63)	(605)

Income from operations	21,797	6,404
Other income, net	1,331	1,278
Provision for income taxes	(6,614)	(812)

Net income	$16,514	$6,870

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2006	2005
Revenues:
Americas	$282,393	$231,980
EMEA	133,202	134,182

Total	$415,595	$366,162

Operating Income:
Americas	$56,633	$35,396
EMEA	5,591	5,973

Operating income before reversal of restructuring & other charges, impairment of long-lived assets and corporate G&A	62,224	41,369
Corporate G&A expenses	(26,792)	(23,812)
Reversal of restructuring & other charges	—	314
Impairment of long-lived assets	(445)	(605)

Income from operations	34,987	17,266
Other income	5,577	2,161
Provision for income taxes	(6,380)	(4,615)

Net income	$34,184	$14,812

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	Sept. 30,	Dec. 31,
	2006	2005
	(Unaudited)
Assets:
Current assets	$275,706	$226,426
Property and equipment, net	65,202	72,261
Other noncurrent assets	57,560	32,498

Total assets	$398,468	$331,185

Liabilities & Shareholders’ Equity:
Current liabilities	$102,579	$82,433
Noncurrent liabilities	18,170	22,662
Shareholders’ equity	277,719	226,090

Total liabilities and shareholders’ equity	$398,468	$331,185

Sykes Enterprises, Incorporated
Supplementary Data

	Q3 2006	Q3 2005
Geographic Mix (% of Total Revenue):
Americas (1)	69.1%	65.5%
Europe, Middle East & Africa (EMEA)	30.9%	34.5%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America and the Asia Pacific (APAC) Region. Latin America and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2006	Q3 2005
Vertical Industry Mix (% of Total Revenue):
Communications	39%	34%
Technology / Consumer	29%	34%
Financial Services	12%	10%
Transportation & Leisure	5%	6%
Healthcare	6%	7%
Other	9%	9%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2006	2005
Cash Flow From Operating Activities:
Net income	$16,514	$6,870
Depreciation and amortization	6,322	6,637
Changes in assets and liabilities and other	(10,975)	(2,089)

Net cash provided by operating activities	$11,861	$11,418

Capital expenditures	$3,448	$3,013
Cash interest paid	$66	$65
Cash taxes paid	$3,113	$1,165

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2006	2005
Cash Flow From Operating Activities:
Net income	$34,184	$14,812
Depreciation and amortization	18,200	19,927
Changes in assets and liabilities and other	(19,769)	2,949

Net cash provided by operating activities	$32,615	$37,688

Capital expenditures	$11,249	$8,666
Cash interest paid	$257	$408
Cash taxes paid	$7,780	$6,308